VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
Netreit, Inc.
c/o Broadridge	VOTE BY PHONE - 1-800-690-6903
P.O. Box 1342	Use any touch-tone telephone to transmit your voting instructions up until 11:59
Brentwood, NY 11717	P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any
	For		Withhold	For All	individual nominee(s), mark "For All
	All		All	Except	Except" and write the number(s) of the
The Board of Directors recommends you vote					nominee(s) on the line below.
FOR the following:

01 William H. Allen 02 David T. Bruen 03 Shirley Y. Bullard 04 Larry G. Dubose 05 Kenneth W. Elsberry
06 Jack K. Heilbron 07 Sumner J. Rollings 08 Thomas E. Schwartz

The Board of Directors recommends you vote FOR the following proposal 2.

2 Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent Registered Public
Accounting Firm.	For		Against	Abstain

NOTE: To vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here.
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature [Joint Owners]		Date